Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Multi Asset Income - Screened Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Low Duration Bond Portfolio (BR-LO)
Consulting Group Capital Markets Funds (CG-CGCM)
GuideStone Funds Low Duration Bond Fund (GUIDE)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)


The Offering

Key Characteristics (Complete ALL Fields)
Date of Offering

Commencement:
12-08-2016

Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc.. (2019)

Selling
Underwriter
Goldman Sachs & Co

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., ANZ Securities,
Inc. , BB&T Capital Markets, a division of
BB&T Securities, LLC, BMO Capital Markets
Corp., BNY Mellon Capital Markets, LLC,
Capital One Securities, Inc., Fifth Third
Securities, Inc., KeyBanc Capital Markets
Inc., Mizuho Securities USA Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., SunTrust
Robinson Humphrey, Inc., TD Securities
(USA) LLC, U.S. Bancorp Investments, Inc.,
Academy Securities, Inc., CastleOak
Securities, L.P., Drexel Hamilton, LLC,
Mischler Financial Group, Inc.


Transaction Details
Date of Purchase
12-08-2016

Purchase
Price/Share
(per share / %
of par)
$99.925

Total
Commission,
Spread or
Profit
0.250%

1. Aggregate Principal Amount Purchased
(a+b)
$150,000,000

a. US Registered Funds  (Appendix
attached with individual
Fund/Client purchase)
$35,185,000

b. Other BlackRock Clients
$114,815,000

2. Aggregate Principal Amount of
Offering
$2,250,000,000

Fund Ratio [Divide Sum of #1 by #2]
Must be less than 0.25
0.06666

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:12-12-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:12-12-2016

Global Syndicate Team Member